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                                                                   EXHIBIT 10.23


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 9th day of February, 1999, by and between SCC Communications Corp., a Delaware corporation (the "Company") and Nancy K. Hamilton, an individual (the "Executive").

                                    RECITAL
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     The Company desires to continue to employ Executive, and Executive desires to continue her employment with the Company, both pursuant to the terms and conditions set forth herein.

                                   AGREEMENT
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     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

     1.  Employment.  The Company hereby employs Executive as the Vice President
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- Finance (Chief Financial Officer) of the Company, reporting directly to the
Chief Executive Officer and the Board of Directors, and Executive accepts such employment and agrees to devote substantially all her business time and efforts and skills diligently and on such basis as shall be assigned to her by the Company as provided herein in performing her duties hereunder for the benefit of the Company.

     2.  Term and Termination.  The term of Executive's employment hereunder
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shall be for a period commencing on the date of this Agreement and extending until the Part-Time Termination Date, as hereafter defined.

          2.1 Subject to Section 2.3, Executive's last day of full-time employment with the Company will be the earlier to occur of (i) the date thirty
(30) days after receipt by the Company of notice from Executive of termination of her full-time employment, or (ii) the date five (5) days after receipt by the Executive of notice from the Company of termination of her full-time employment (the "Full-Time Termination Date"). Until the Full-Time Termination Date, the Executive will continue to perform her duties as a full-time employee of the Company.

          2.2 Subject to Section 2.3, after the Full-Time Termination Date and until the date twelve (12) months after the Full-Time Termination Date (the "Part-Time Termination Date," and the period from the Full-Time Termination Date to the Part-Time Termination Date being the "Part-Time Employment Period"), the Executive shall be employed on a part-time basis. During the Part-Time Employment Period, she hereby agrees to use her best efforts to assist the Company and to provide services to the Company as may be requested from time to time by the Chief Executive Officer or the Board of Directors of the Company.
In addition, at the request of the Company, she agrees to testify in any legal proceeding involving the Company. The Company will provide her with legal counsel at its expense for the duration of
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any such litigation; however, she will be free to choose to be represented by independent counsel in any such legal proceeding at her own expense. During the Part-Time Employment Period, the Executive shall continue to receive: (i) the salary she was receiving as of the Full-Time Termination Date, subject to the Company's normal payroll practices, and (ii) medical and dental insurance and other benefits she was receiving as of the Full-Time Termination Date, on substantially the same terms and conditions.

         2.3 Notwithstanding Sections 2.1 and 2.2 above, the Executive's employment with the Company may be terminated at any time (i) by her, effective immediately upon receipt of notice of such termination by her to the Company, or
(ii) by the Company for Cause (defined below), effective immediately upon receipt of notice of such termination by the Company to her (such date of receipt being the "Earlier Termination Date"). In the event the Executive's employment is terminated pursuant to this Section 2.3, she shall be entitled to compensation only up until the Earlier Termination Date. The Company's termination of the Executive under this Section 2.3 for any of the following reasons shall constitute a termination by the Company for Cause: (i) a material breach by her of any of the terms of this Employment Agreement; (ii) any intentional misconduct or fraud on her part in the performance of her duties as an employee of the Company; and (iii) her conviction of, or her entering a plea of guilty or no contest to, any felony or any business related malfeasance that could materially impair the reputation of the Company.

         2.4 Until the earlier of (i) the Part-Time Termination Date or (ii) the Earlier Termination Date, any options to purchase common stock of the Company held by the Executive not previously vested will continue to vest according to the terms and conditions of the agreements under which such options were granted. On the earlier to occur of (i) the Part-Time Termination Date or
(ii) the Earlier Termination Date, all options to purchase the Company's common stock held by Executive and exercisable as of such date shall remain exercisable until the earlier of (i) the date ninety (90) days after such date or (ii) the date ten (10) years from the date such stock options were granted to her. Any stock options held by Executive and not exercised within such time period shall thereafter be deemed to have been forfeited and be of no further force or effect. Executive acknowledges that, other than options to purchase 175,150 shares of the Company's common stock, she owns no other securities of the Company, or options to purchase such securities. The Executive further acknowledges that the exercise of her options will be subject to satisfaction of any applicable income and employment taxes.

     3.  Position and Duties.
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         3.1  Service with the Company. During the term of this Agreement,
Executive agrees to perform such duties and on such basis as shall be assigned to her from time to time by the Chief Executive Officer and the Board of Directors; such duties, however to be commensurate with Executive's position as Chief Financial Officer of the Company.

         3.2 No Conflicting Duties. During the term hereof up until the Full-Time Termination Date, Executive shall not serve as an officer, director, employee, consultant or advisor to any other business, unless such other service is approved by the Board of Directors of the Company. Executive hereby confirms that she is under no contractual commitments
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inconsistent with his obligations set forth in this Agreement, and agrees that during the term of this Agreement she will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

     4.  Compensation.
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         4.1    Base Salary.  As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive a base annual salary of One Hundred Eighty-Five Thousand Dollars ($185,000) ("Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board of Directors. Executive's performance, the performance of the Company and such other factors as the Board of Directors deem appropriate shall be considered in such review. Executive shall also participate in any bonus plan as recommended by the Chief Executive Officer and approved by the Board of Directors, up until the Full-Time Termination Date.

         4.2 Participation in Benefit Plans. Executive shall be entitled to participate in all employee benefit plans or programs generally available to employees of the Company, to the extent that her position, title, tenure, salary, age, health and other qualifications make her eligible to participate therein. The Executive's participation in any such plan or program shall be subject to the provisions, rules, and regulations thereof that are generally applicable to all participants therein. Following the earlier of the (i) Part-Time Termination Date and (ii) the Earlier Termination Date, the Executive shall have the right to continue medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If she elects to continue coverage under COBRA, such coverage shall be at her expense.

         4.3 Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by her in the performance of her duties under this Agreement.

    4.   Confidentiality.  At all times in the future, the Executive will remain
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bound by any SCC non-disclosure or confidentiality agreement to which she is a party.

    5.   No Disparagement.  The Executive agrees that, during and after her
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employment with the Company, she will not make any derogatory or disparaging remarks about the Company, or its products, business practices, officers, directors or employees at any time in the future. The officers and directors of the Company also agree that they will not make any derogatory or disparaging remarks about the Executive. Upon her request, verbal references regarding her employment with the Company will be provided.

    6.   Full Consideration.  The Executive agrees that she is not entitled to
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any other payments or benefits except as provided in this Employment Agreement, including upon any termination of her employment.
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    7.   Release.  In consideration for receiving the payments and benefits
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described above, the Executive waives and releases and promises never to assert, either during or after her employment with the Company, any claim or cause of action, whether or not now known, against SCC or its predecessors, successors, subsidiaries, officers, directors, agents, employees and assigns, with respect to any matter arising out of or connected with her employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination based on sex, race, national origin, or on any other basis under Title VII of the Civil Rights Act of 1964, as amended, the Colorado Labor Code and Colorado Anti-Discrimination Act, the Age Discrimination in Employment Act of 1967, and all other laws and regulations relating to employment.

    8.   Governing Law.  This agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Colorado.  The Company may seek to enforce this Employment Agreement in any court of competent jurisdiction, including the District Court in Denver, Colorado, to which the Executive consents to personal jurisdiction. If the Company is required to enforce this Employment Agreement, the Company will be entitled to recover from the Executive its reasonable costs and attorneys' fees in seeking the enforcement.

    9.   Entire Agreement.  Except as set forth in Section 5, this Employment
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Agreement contains the entire understanding of the parties regarding its subject matter, and supersedes all other agreements, either oral or in writing, between the parties.


SCC COMMUNCATIONS CORP. ("Company")  "Executive"



__________________________________     ___________________________________
George K. Heinrichs, President and     Nancy K. Hamilton
Chief Executive Officer